UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
__________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.00 par value	CLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2021, The Clorox Company (the “Company”) held its 2021 Annual Meeting of Shareholders, at which the Company’s shareholders approved the Company’s 2005 Stock Incentive Plan, as amended and restated (the “Plan”), which provides for the grant of equity-based awards to employees, directors and consultants of the Company. The material terms of the Plan are summarized in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on October 6, 2021.

The foregoing and the description of the Plan as contained herein is qualified in its entirety by reference to the full text of the Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

On November 17, 2021, the Management Development and Compensation Committee of the Board of Directors of the Company approved the amended and restated versions of the Company’s Executive Change in Control Severance Plan (the “CIC Severance Plan”) and the Company’s Severance Plan for Clorox Executive Committee Members (the “Non-CIC Severance Plan”), in each of which all of the Company’s named executive officers participate.

The only modifications that the amended and restated versions of the severance plans make to the prior versions of such plans are (1) with respect to the CIC Severance Plan, conforming the definition of “Change in Control” to the definition set forth in the Plan that was approved on November 17, 2021 by the Company’s shareholders, and (2) with respect to the Non-CIC Severance Plan, providing that an amendment or termination of such plan that may adversely affect the rights of a participant will not become effective for one year following the date of such action.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 17, 2021, The Clorox Company (the “Company”) held its virtual annual meeting of shareholders. The matters voted on and the results of the vote were as follows:

1.	The Company’s shareholders elected the following directors to each serve until the next Annual Meeting of Shareholders or until a successor is duly elected and qualified.

	Number of Votes

	For	Against	Abstain	Broker Non-Votes
Amy Banse	83,337,589	970,928	229,691	19,260,084
Richard H. Carmona	80,769,593	3,490,922	277,693	19,260,084
Spencer C. Fleischer	83,371,819	904,759	261,630	19,260,084
Esther Lee	83,604,468	698,233	235,507	19,260,084
A.D. David Mackay	83,647,143	644,174	246,891	19,260,084
Paul Parker	83,772,990	503,562	261,656	19,260,084
Linda Rendle	83,803,966	503,875	230,367	19,260,084
Matthew J. Shattock	81,323,456	2,927,708	287,044	19,260,084
Kathryn Tesija	83,524,358	776,365	237,485	19,260,084
Russell Weiner	83,632,990	638,878	266,340	19,260,084
Christopher J. Williams	83,162,156	1,112,356	263,696	19,260,084

2.	The Company’s shareholders voted for (on an advisory basis) the approval of the compensation of the Company’s named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
77,990,504	5,924,319	623,095	19,260,084

3.	The Company’s shareholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

Number of Votes
For	Against	Abstain	Broker Non-Votes
101,322,589	2,191,993	283,710	0

4.	The Company’s shareholders voted for the approval of the Amended and Restated 2005 Stock Incentive Plan.

Number of Votes
For	Against	Abstain	Broker Non-Votes
80,109,108	3,826,177	602,633	19,260,084

5.	The Company’s shareholders did not approve the shareholder proposal requesting non-management employees on director nominee candidate lists.

Number of Votes
For	Against	Abstain	Broker Non-Votes
5,544,205	78,234,452	759,551	19,260,084

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit	Description
10.1	The Clorox Company 2005 Stock Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 6, 2021)
10.2	Third Amended and Restated Executive Change in Control Severance Plan, effective November 17, 2021
10.3	Severance Plan for Clorox Executive Committee Members, fourth amended and restated effective as of November 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	November 17, 2021	By:	/s/ Angela Hilt
Angela Hilt
Senior Vice President – Chief Legal Officer